Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-303043, No. 333-207745, No. 333-195084, No. 333-169689, 333-162719 and 333-153475) and Registration Statements on Form S-8 (No. 333-202476,No. 333-196249, No. 333-187107, 333-180149, No. 333-173047, No. 333-167260, No. 333-164865, No. 333-156733, No. 333-126276, No. 333-134598, and No. 333-143130) pertaining to the 2014 Equity Incentive Plan, the Amended and Restated 2004 Equity Incentive Plan, the 2004 Equity Incentive Plan, the Amended and Restated 2004 Employee Stock Purchase Plan and  the 2004 Employee Stock Purchase Plan of Threshold Pharmaceuticals, Inc. of our reports dated March 10, 2016, with respect to the consolidated financial statements of Threshold Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Threshold Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Jose, California

March 10, 2016